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Household Finance Corporation
Household Consumer Loan Corporation
Household Consumer Loan Trust 1997-2


Original Principal Class A    1,050,000,000.00
   Class A-1                    912,000,000.00
   Class A-2                     48,000,000.00
   Class A-3                     90,000,000.00
Number of Class A Bonds           1,050,000.00
(000's)
   Class A-1                        912,000.00
   Class A-2                         48,000.00
   Class A-3                         90,000.00
Original Principal Class B       57,000,000.00
Number of Class B Bond               57,000.00
(000's)
Original Principal Certificate   42,000,000.00
Number of Certificates Bond          42,000.00
(000's)

                                                  1999 Totals
CLASS A
Principal Distribution - A-1                      222,199,412.60
Class A-1 Interest                                 23,803,789.22
Distribution

Principal Distribution - A-2                                0.00
Class A-2 Interest                                  2,650,755.45
Distribution

Principal Distribution - A-3                                0.00
Class A-3 Interest                                  5,070,541.47
Distribution

CLASS B
Principal Distribution                                      0.00
Interest Distribution                               3,355,822.10

Certificates
Principal Distribution                                      0.00
Interest Distribution                               2,917,765.19

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